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                                  EXHIBIT 23.2
                           BENTON OIL AND GAS COMPANY



                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in Registration Statement Nos. 33-37124 and 333-19679 on Form S-8, 33-70146 on Form S-3, 333-00135 on Form S-3,
333-17231 on Form S-3, 33-79494 on Form S-3, 33-61299 on Form S-4, 33-42139 on
Form S-4 and 333-06125 on Form S-4 of Benton Oil and Gas Company of our report dated March 24, 1998 appearing in this Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1998.






Deloitte & Touche LLP
Los Angeles, California
March 30, 1999